SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 1, 2010

TECHTEAM GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16284	38-2774613
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

27335 West 11 Mile Road
Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:   (248) 357-2866

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On November 1, 2010, TechTeam Global, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Stefanini International Holdings, Ltd, a company formed under the laws of England and Wales (“Parent”) and Platinum Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”). Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Purchaser has agreed to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”), for $8.35 per Share, net to the holders thereof in cash (the “Offer Price”), subject to applicable withholding taxes.

Parent has agreed that Purchaser will commence the Offer within 10 business days after the date of the Merger Agreement. The Offer will remain open for 20 business days, subject to periods of extension through March 1, 2011 if the conditions to the Offer have not been satisfied at the end of any Offer period (subject to the parties’ termination rights under the Merger Agreement). Purchaser’s obligation to accept for payment and pay for all Shares tendered is subject to a number of conditions, including: (i) at least a majority of the Shares then outstanding, on a fully diluted basis, having been validly tendered in (and not withdrawn from) the Offer, (ii) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the absence of a material adverse effect on the Company and its subsidiaries and (iv) other customary conditions. The completion of the Offer is not contingent upon the receipt of financing by Parent or Purchaser.

In connection with and as a condition to the Offer, Costa Brava Partnership III L.P. and Emancipation Capital, LLC, which collectively hold approximately 18.4% of TechTeam Global’s outstanding common stock, have agreed pursuant to, and in accordance with, the terms and conditions of the Tender Support Agreements (i) to tender all of its beneficially owned Shares in the Offer and (ii) if required, to vote all of its beneficially owned Shares in favor of adoption of the Merger Agreement and the transactions contemplated thereby. The Tender Support Agreements will terminate upon the earlier to occur of the termination of the Merger Agreement and the effective date of the Merger or upon termination by the holders of Shares under certain circumstances specified therein. Costa Brava Partnership III L.P. is an affiliate of Seth W. Hamot, a member of the TechTeam Global board of directors. Emancipation Capital, LLC is an affiliate of Charles Frumberg, a member of the TechTeam Global board of directors.  Further, all of the Company’s executive officers and directors have agreed to tender their Shares in the Offer.  These individuals, in aggregate, hold unrestricted shares of the Company’s Common Stock, which represent approximately 2.2% of the Company’s outstanding common stock.

Following the consummation of the Offer, Purchaser will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation. In the Merger, each outstanding Share (other than Shares with respect to which appraisal rights are properly exercised, Shares held in the treasury of the Company or its subsidiaries and Shares owned by Parent, Purchaser or any of their subsidiaries) will be converted into the right to receive the Offer Price. The parties have agreed that if, following completion of the Offer, Purchaser owns at least 90% of the then outstanding Shares, the Merger will be completed without a meeting of Company stockholders pursuant to Delaware’s “short form” merger statute. In furtherance thereof, Purchaser may, but is not required to, provide for a “subsequent offering period” in accordance with applicable law following the consummation of the Offer in order to seek additional Shares to facilitate the consummation of the Merger using such short form merger procedures.

In addition, the Company has granted to Purchaser, subject to certain conditions and limitations, an irrevocable option to purchase at the Offer Price an aggregate number of Shares that, when added to the number of Shares owned by Parent and Purchaser following the consummation of the Offer, constitute one share more than 90% of the Shares then outstanding, subject to there being authorized and not reserved or previously issued Shares available for issuance  and no requirement for the approval of the Company’s stockholders (the “Top-Up Option”). The Top-Up Option is intended to expedite the timing of the completion of the Merger by permitting the Merger to occur pursuant to Delaware’s “short form” merger statute.

In the event that Purchaser does not hold at least 90% of the Company’s outstanding Shares following the consummation of the Offer (including the “subsequent offering period” provided by Purchaser, if any) and the exercise of the Top-Up Option, the Company must obtain the approval of the Company’s stockholders to consummate the Merger. In this event, the Company will call and convene a stockholder meeting to obtain this approval, and Parent and Purchaser will vote all Shares acquired by them pursuant to the Offer in favor of the adoption of the Merger Agreement and the consummation of the Merger, thereby assuring approval of the Merger.

The Merger Agreement provides that upon the consummation of the Offer, each stock option granted by the Company to acquire Shares (each, an “Option”), whether vested or unvested, that is outstanding and unexercised immediately prior to the purchase by Purchaser pursuant to the Offer, will be cancelled and converted into the right to receive an amount if any, in cash equal to the number of Shares subject to such option multiplied by an amount equal to the Offer Price less the applicable exercise price. All such amounts payable by the Company with respect to Options will be paid as soon as practicable following the consummation of the Merger. The Merger Agreement also provides that upon the consummation of the Offer, each share of unvested restricted stock granted by the Company, that is outstanding immediately prior to the purchase by Purchaser pursuant to the Offer, will become fully vested and the holders of such shares shall be entitled to the same consideration for their shares as those who tender in the Offer.

The Merger Agreement contains customary representations, warranties and covenants of the parties. Under the terms of the Merger Agreement, the Company has also agreed to certain covenants prohibiting the Company from soliciting, or providing information or entering into discussions concerning proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that are, or may reasonably be expected to become, a Superior Proposal (as defined in the Merger Agreement). The Merger Agreement contains customary termination rights of the Company and Parent, including by the Company in order to accept a Superior Proposal. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $2.8 million.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Purchaser. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser.

Guarantee

Concurrently with the execution of the Merger Agreement, Marco Antonio Stefanini, Maria das Graças Vuolo Sajovic, Stefanini Participações Ltda., and Stefanini Consultoria e Assessoria em Informatica S.A. (each, a “Guarantor” and collectively, the “Guarantors”) delivered a Guarantee (the “Guarantee”) pursuant to which each Guarantor is legally bound to absolutely, irrevocably and unconditionally guarantee to the Company the payment of all liabilities and obligations of Parent and Purchaser pursuant to the Merger Agreement. Such payment liabilities and obligations include payment of the Offer Price for each Share validly tendered pursuant to the Offer, the Merger consideration paid to stockholders upon the consummation of the Merger, other amounts payable pursuant to any other section of the Merger Agreement and all damages, losses, costs and expenses in connection with any breach of the Merger Agreement by Parent or Purchaser. Each of the Guarantors has also agreed to cause Parent and Purchaser to perform all of their respective non-payment obligations pursuant to the Merger Agreement. The Company has the right to take any and all actions under applicable law to collect any of the Guarantor’s liabilities pursuant to the Guarantee. The Guarantee will terminate upon the earlier of (i) the closing of the Merger, (ii) immediately after the termination of the Merger Agreement in certain circumstances including, but not limited to, the termination of the Merger Agreement by the Company in order to enter into a transaction that is a Superior Proposal, and (iii) 100 days after the termination of the Merger Agreement. The description contained in this Item 1.01 of certain terms of the Guarantee is qualified in its entirety by reference to the full text of the Guarantee, a copy of which is attached hereto as Exhibit 99.1.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

If the Offer is consummated, the Company will experience a change of control. See the disclosures regarding the Offer and the Merger Agreement under Item 1.01 above, which disclosures are incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

On November 2, 2010, the Company and Parent issued a joint press release announcing that they had entered into the Merger Agreement. The Company is furnishing a copy of the press release as Exhibit 99.2 hereto.

On November 2, 2010, the Company sent an email to its customers of the Company, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

IMPORTANT NOTICE

This current report and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of the Company. The Company’s stockholders are urged to read the relevant Offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their Shares. Pursuant to the Merger Agreement, Purchaser will file tender offer materials with the Securities and Exchange Commission (the “SEC”) and the Company will file a solicitation/recommendation statement with respect to the Offer. The tender offer materials (including an offer to purchase, a related letter of transmittal and certain other documents related to the offer) and the Company’s solicitation/recommendation statement relating to the Offer will contain important information, which should be read carefully before any decision is made with respect to the Offer. The offer to purchase, the related letter of transmittal and certain other documents related to the Offer, as well as the Company’s solicitation/recommendation statement with respect to the Offer, will be made available to all stockholders of the Company at no expense to them. These materials will be made available for free at the SEC’s website at www.sec.gov. Additionally, free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by directing a request to TechTeam Global, Inc., Attn: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan 48033.

Safe Harbor for Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “anticipate,” “expect,” “believe,” “plan,” “intend,” “predict,” “will,” “may,” and similar terms. Forward-looking statements in this Form 8-K include, but are not limited to, the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements contained in this Form 8-K related to future results and events are based on the Company’s current expectations, estimates and projections about its industry, as well as management’s beliefs and assumptions. Forward-looking statements, by their nature, involve risks and uncertainties and are not guarantees of future performance. Actual results may differ materially from the results discussed in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, uncertainties as to the timing of the Offer and the Merger; uncertainties as to how many of the Company’s stockholders will tender their stock in the Offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the SEC by the Company, including the solicitation/recommendation statement to be filed by the Company. Investors and stockholders are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of November 1, 2010, by and among TechTeam Global, Inc., Stefanini International Holdings, Ltd and Platinum Merger Sub, Inc.

Exhibit 99.1
Guarantee, dated as of November 1, 2010, delivered by Marco Antonio Stefanini, Maria das Graças Vuolo Sajovic, Stefanini Participações Ltda., and Stefanini Consultoria e Assessoria em Informatica S.A in favor of the Company.

Exhibit 99.2.	Joint Press Release, dated as of November 2, 2010, of Stefanini
International Holdings Ltd and TechTeam Global, Inc.

Exhibit 99.3.	Email letter from Gary J. Cotshott, President and Chief Executive Officer of the Company, to customers of the Company dated November 2, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TECHTEAM GLOBAL, INC.

By	/s/ Michael A. Sosin
Michael A. Sosin
Vice President, General Counsel and
Secretary

Date:    November 2, 2010

EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger, dated as of November 1, 2010, by and among TechTeam Global, Inc., Stefanini International Holdings, Ltd and Platinum Merger Sub, Inc.

Exhibit 99.1
Guarantee, dated as of November 1, 2010, delivered by Marco Antonio Stefanini, Maria das Graças Vuolo Sajovic, Stefanini Participações Ltda., and Stefanini Consultoria e Assessoria em Informatica S.A in favor of the Company.

Exhibit 99.2	Joint Press Release, dated as of November 2, 2010, of Stefanini
International Holdings Ltd and TechTeam Global, Inc.

Exhibit 99.3	Email letter from Gary J. Cotshott, President and Chief Executive Officer of the Company, to customers of the Company dated November 2, 2010.